SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 7, 2002


                                 CRYOLIFE, INC.
             (Exact name of registrant as specified in its charter)


                                     Florida
                 (State or other jurisdiction of incorporation)


         1-13165                                          59-2417093
  (Commission File Number)                     (IRS Employer Identification No.)


              1655 Roberts Boulevard N.W., Kennesaw, Georgia 30144 (Address of principal executive offices, including zip code)


                                 (770) 419-3355
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)



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Item 4.  Changes in Registrant's Certifying Accountant.

On May 7, 2002, CryoLife, Inc. ("CryoLife") engaged Deloitte & Touche, LLP ("Deloitte") as its independent auditors. The decision to engage Deloitte was recommended by the Audit Committee and was approved by the Board of Directors of CryoLife. The engagement will be effective immediately. Deloitte replaces the firm of Arthur Andersen LLP as independent auditors of CryoLife. On April 9, 2002, CryoLife dismissed Arthur Andersen as its independent auditors.

Neither CryoLife nor anyone engaged on its behalf has consulted with Deloitte during CryoLife's two most recently completed fiscal years or during its current fiscal year with regard to either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on CryoLife's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

CryoLife hereby incorporates by reference herein the information set forth in its press release dated May 7, 2002, a copy of which is attached hereto as
Exhibit 99.1


Item 7.  Financial Statements and Exhibits.

     (a)  Financial Statements.

          Not  applicable.

     (b)  Pro Forma Financial Information.

          Not  applicable.

     (c)  Exhibits.

          Exhibit Number              Description

          99.1                        Press Release dated May 7, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CRYOLIFE, INC.


Date:  May 10, 2002                      By:      /s/ D. Ashley Lee
                                              --------------------------------
                                              Name:    D. Ashley Lee
                                              Title:   Vice President, Chief
                                                       Financial Officer


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


                                  EXHIBIT INDEX



Exhibit Number             Description                                      Page

99.1                       Press Release dated May 7, 2002


1461480